UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017 (October 9, 2017)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

Over the weekend, a newspaper published a story alleging that two directors of Greif, Inc. (the “Company”) engaged in insider trading and that Greif’s financial statements do not comply with SEC reporting requirements related to Container Life Cycle Management LLC, its joint venture subsidiary that operates reconditioning facilities in the U.S. The Company categorically denies both allegations. The insider trading allegations were based on the Company’s knowledge in December 2016 that the newspaper was planning to publish an article concerning the reconditioning facilities. However, among other facts, at the relevant time, the Company had not received a full picture of the newspaper’s allegations regarding the reconditioning facilities (that article was not published until almost two months later) and had not disclosed this information to the two individual directors. The two individual directors deny having knowledge of any such potential article at the time of their transactions. As to financial reporting, the Company’s financial statements fully comply with the disclosure requirements of the SEC, and the Company’s advisors, who are aware of the facts regarding the facilities and understand the company’s overall financial condition and performance, have concurred with this conclusion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: October 9, 2017	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer